SECURITIES AND EXCHANGE COMMISSION


                              Washington, D.C. 20549


                          ------------------------------

                                     FORM 8-K

                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Date of Report: May 4, 1997



                       JAMES RIVER CORPORATION OF VIRGINIA
              (Exact name of Registrant as Specified in its Charter)


              Virginia               1-7911               54-0848173
         (State or Other    (Commission File Number)     (IRS Employer
           jurisdiction of                            Identification No.)
           Incorporation)


          120 Tredegar Street, Richmond, Virginia            23219
          (Address of Principal Executive Offices)        (Zip Code)


         Registrant's telephone number, including area code:  (804) 644-5411



           Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)





         Item 5.   Other Events.

              On May 5, 1997, James River Corporation of Virginia, a Virginia corporation (the "Company"), and Fort Howard Corporation, a Delaware corporation ("Fort Howard"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger, dated as of May 4, 1997, among the Company, James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Fort Howard, pursuant to which (i) Merger Sub will be merged with and into Fort Howard, with Fort Howard the surviving corporation in the merger as a wholly owned subsidiary of the Company (the "Merger") and (ii) each share of Common Stock, par value $.01 per share, of Fort Howard issued and outstanding immediately prior to the effective time of the Merger (other than certain shares which will be cancelled) will be converted into 1.375 shares of Common Stock, par value $.10 per share, of the Company, including the corresponding percentage of a preferred share purchase right issued pursuant to the Company's Rights Agreement. Consummation of the Merger is conditioned upon, among other things, the requisite approval of the shareholders of each of the Company and Fort Howard and customary regulatory approvals. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (c)  Exhibits.

              99.1 Press release, dated May 5, 1997, issued by the Company and Fort Howard.





                                    SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autho-rized.

                                  JAMES RIVER CORPORATION OF VIRGINIA


                                  By:  /s/ Clifford A. Cutchins
                                     Clifford A. Cutchins, IV
                                     Senior Vice President and
                                       General Counsel

         Date:  May 5, 1997





         Index to Exhibits

         Exhibit                       Description

         99.1 Press release, dated May 5, 1997, issued by James River Corporation of Virginia and Fort Howard
                   Corporation.